Exhibit 99.2

FORM OF LOCK-UP AGREEMENT

April 15, 2021

Deutsche Bank Securities Inc.

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (“Deutsche Bank”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Bally’s Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Deutsche Bank (the “Underwriters”), of          shares (the “Shares”) of the common stock, $0.01 par value per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Deutsche Bank on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, including as a charitable donation, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust, or other entity formed for estate planning purposes, for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any spouse, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption, not more remote than first cousin), (d) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers of the undersigned’s shares of Common Stock or any security convertible into Common Stock to a corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (e) distributions of shares of Common Stock or any security convertible into Common Stock to limited or general partners, stockholders or members of the undersigned, (f) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestacy, (g) transfers of shares of Common Stock or any security convertible into Common Stock to the Company in connection with the exercise of options, warrants or other rights to acquire Common Stock or any security convertible into or exercisable for Common Stock of the Company by way of net exercise and/or to cover withholding tax obligations in connection with such exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Public Offering, provided that any such shares issued upon exercise of such option, warrant or other right shall be subject to the restrictions set forth herein and provided further that any such option, warrant or other right is outstanding prior to the date of the Underwriting Agreement, (h) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (i) transfers of shares of Common Stock or any security convertible into Common Stock to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned, or (j) sales of Common Stock pursuant to any contract, instruction or plan in existence on the date hereof that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act, provided that (1) if any filing is required under Section 16(a) of the Exchange Act in connection with such sales, such filing shall include a statement to the effect that such filing is the result of a transfer pursuant to the applicable plan, and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfer during the Restricted Period (for the sake of clarification, any other required regulatory filing will not be deemed voluntary); provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e), (f), (g), (h) or (i), (i) each donee, trustee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (j) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. Notwithstanding the foregoing, the undersigned may, without any further consent from Deutsche Bank, terminate its previously publicly announced trading plan pursuant to Rule 10b5-1 and, in lieu thereof, engage in a private sale of up to the same amount of Common Stock provided for in such plan provided that if any filing is required under Section 13 or 16(a) of the Exchange Act or any other regulatory requirement in connection with such sale, such filing shall include a statement to the effect that such filing is the result of a transfer in lieu of such trading plan and that such plan has been terminated. In addition, the undersigned agrees that, without the prior written consent of Deutsche Bank on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This lock-up agreement (and for the avoidance of doubt, the Restricted Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising Deutsche Bank in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the underwriters, or (iii) May 10, 2021, in the event the closing of the Public Offering shall not have occurred on or before such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

/s/ Standard General L.P.
Standard General L.P.
c/o Standard General L.P. 767 Fifth Avenue, 12th Floor New York, NY 10153

FORM OF LOCK-UP AGREEMENT

April 15, 2021

Deutsche Bank Securities Inc.

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (“Deutsche Bank”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Bally’s Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Deutsche Bank (the “Underwriters”), of 5,000,000 % Tangible Equity Units (the “Units”). The shares of the Company’s common stock, $0.01 par value per share, are referred to herein as the “Common Stock”.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Deutsche Bank on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, including as a charitable donation, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust, or other entity formed for estate planning purposes, for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any spouse, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption, not more remote than first cousin), (d) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers of the undersigned’s shares of Common Stock or any security convertible into Common Stock to a corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (e) distributions of shares of Common Stock or any security convertible into Common Stock to limited or general partners, stockholders or members of the undersigned, (f) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestacy, (g) transfers of shares of Common Stock or any security convertible into Common Stock to the Company in connection with the exercise of options, warrants or other rights to acquire Common Stock or any security convertible into or exercisable for Common Stock of the Company by way of net exercise and/or to cover withholding tax obligations in connection with such exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Public Offering, provided that any such shares issued upon exercise of such option, warrant or other right shall be subject to the restrictions set forth herein and provided further that any such option, warrant or other right is outstanding prior to the date of the Underwriting Agreement, (h) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (i) transfers of shares of Common Stock or any security convertible into Common Stock to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned, or (j) sales of Common Stock pursuant to any contract, instruction or plan in existence on the date hereof that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act, provided that (1) if any filing is required under Section 16(a) of the Exchange Act in connection with such sales, such filing shall include a statement to the effect that such filing is the result of a transfer pursuant to the applicable plan, and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfer during the Restricted Period (for the sake of clarification, any other required regulatory filing will not be deemed voluntary); provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e), (f), (g), (h) or (i), (i) each donee, trustee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (j) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. Notwithstanding the foregoing, the undersigned may, without any further consent from Deutsche Bank, terminate its previously publicly announced trading plan pursuant to Rule 10b5-1 and, in lieu thereof, engage in a private sale of up to the same amount of Common Stock provided for in such plan provided that if any filing is required under Section 13 or 16(a) of the Exchange Act or any other regulatory requirement in connection with such sale, such filing shall include a statement to the effect that such filing is the result of a transfer in lieu of such trading plan and that such plan has been terminated. In addition, the undersigned agrees that, without the prior written consent of Deutsche Bank on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Units and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Units at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This lock-up agreement (and for the avoidance of doubt, the Restricted Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising Deutsche Bank in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Units to the underwriters, or (iii) May 10, 2021, in the event the closing of the Public Offering shall not have occurred on or before such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

/s/ Standard General L.P.
Standard General L.P.
c/o Standard General L.P. 767 Fifth Avenue, 12th Floor New York, NY 10153